Exhibit 10.15.2

VA-GLAIC/UFLIC

SECOND AMENDMENT TO REINSURANCEAGREEMENT

THIS SECOND AMENDMENT TO REINSURANCE AGREEMENT (this “Amendment”) dated as of December 17, 2012, is made by and between Genworth Life and Annuity Insurance Company, an insurance company organized under the laws of the Commonwealth of Virginia (hereinafter, “Company”), and Union Fidelity Life Insurance Company, an insurance company domiciled in the state of Kansas (hereinafter, “Reinsurer”).

RECITALS

WHEREAS, Company and Reinsurer entered into a Reinsurance Agreement with respect to Company’s variable annuity business dated as of April 15, 2004 (the “Agreement”); and

WHEREAS, Company and Reinsurer entered into a First Amendment to Reinsurance Agreement dated as of December 17, 2008; and

WHEREAS, Company and Reinsurer desire to make certain further amendments to the Agreement to allow weekly settlement of accounts for the reinsurance provided under the Reinsurance Agreement

NOW, THEREFORE, for and in consideration of the premises and the covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

AGREEMENTS

1. Definitions. Capitalized terms used herein without definitions shall have the meanings given to them in the Agreement, as amended.

2. Effective Date of Amendment. The parties agree that this Amendment shall be effective as of December 17, 2012 (the “Effective Date”) as to all rights and obligations of the parties accruing under the Agreement.

3. The change to weekly settlement of accounts set forth herein is entered into upon the mutual agreement of both parties; provided that either party has the option, in its sole discretion, to require the return to daily settlement upon ninety (90) days written notice to the other party.

4. As of the Effective Date:

A. The reference in the Table of Contents to Schedule G, Part II to “Daily Settlement Report” is deleted and “Weekly Settlement Report” is substituted therefor.

B. Section 1.1, Definitions. is amended as follows:

a. The following new definition is added to this Section:

“Current Business Week” shall mean Friday of the preceding calendar week through Thursday of the current calendar week.”

b. The definition of “Daily Settlement Account” is deleted, and the following substituted therefor: “Weekly Settlement Account” shall have the meaning specified in Section 6.2(a).”

c. The definition of “Daily Settlement Amount” is deleted, and the following substituted therefor: “Weekly Settlement Amount” means, with respect to a particular Business Week, the results of the calculation set forth on Schedule G - Part II for such week.”

d. The definition of “Daily Settlement Report” is deleted, and the following substituted therefor: “Weekly Settlement Report” shall have the meaning specified in Section 6.2(b).”

C. Section 6.2 Daily Settlement Amounts is deleted in its entirety, and replaced with the following:

6.2. Weekly Settlement Amounts. (a) By the Effective Date, the Reinsurer shall maintain a separate bank account (the “Weekly Settlement Account”) in its own name for the payment of Weekly Settlement Amounts.

(b) By 11:00 a.m. Eastern Time on Friday of each week during the term of this Agreement, the Company shall calculate the Weekly Settlement Amount for the Current Business Week. Promptly following such calculation, the Company shall forward to the Reinsurer a report in the form of Schedule G - Part II that shall provide the details of such calculation (the “Weekly Settlement Report”). Prior to 6:00 p.m. Eastern Time on Friday of the current calendar week, via wire transfer, the Company or the Reinsurer, as appropriate, shall remit to the other funds in an amount equal to such Weekly Settlement Amount owed by such party to the other for the activity of that week (reflecting the activity from the previous Friday-Thursday).

1.	If Friday is a holiday for the Company or the Reinsurer, or is not a Business Day, then settlement will be the next Business Day.

2.	Reinsurer Quarter End Stat Close: The Company will send accruals for the days between Friday and Quarter End.

3.	Reinsurer Quarter End GAAP Close: The Company will perform the usual weekly settlement and will send an accrual for Friday night’s activities on the next Business Day (usually Monday).

4.	The parties may, by mutual written agreement only, change a settlement date to another date and time for that particular settlement.

(c) The Company shall keep true and complete records, in accordance with Applicable Law and its record management practices in effect from time to time for the Company’s insurance business not covered by this Agreement, clearly recording the deposits in and withdrawals from the Weekly Settlement Account. The Company will make available to the Reinsurer or its designated representative, or shall furnish to the Reinsurer or its designated representative, upon request of the Reinsurer or its designated representative, copies of all such records. All copies furnished in the ordinary course of business shall be furnished by the Company at the Company’s cost, which shall be included in the Expense Allowance. Any extraordinary costs reasonably incurred by the Company in response to requests from the Reinsurer shall be reimbursed by the Reinsurer.

(d) Upon a termination of this Agreement pursuant to Article VII, the Reinsurer shall close the Weekly Settlement Account and any closing balance therein shall be the property of the Reinsurer.

D. Schedule G - Part II is deleted in its entirety and replaced with the revised Schedule G - Part II attached hereto and incorporated by reference.

E. Schedule G - Part IV is deleted in its entirety and replaced with the revised Schedule G - Part IV below.

In all other respects, the Reinsurance Agreement, as amended, shall remain unchanged and in full force and effect. This Amendment may be executed simultaneously in any number of counterparts, each of which will be deemed an original, but all of which will constitute one and the same instrument.

In WITNESS WHEREOF, this Amendment is executed as of the dates noted below.

GENWORTH LIFE AND ANNUITY		UNION FIDELITY LIFE INSURANCE
INSURANCE COMPANY (Company)		COMPANY (Reinsurer)

By:	/s/ Scott A. Boug	By:	/s/ Ronald D. Peters

Print Name:	Scott A. Boug	Print Name:	Ronald D. Peters

Title:	VP	Title:	Vice President

Date:	12/3/12	Date:	12/7/12

SCHEDULE G - PART II

WEEKLY SETTLEMENT REPORT

Settlement Amount

		Current Week	Quarter-To-Date

1.	Premiums/Deposits Received From Contractholders	$	$

2.	Net Sales/Redemptions of UIT Shares	$	$

3.	Net Purchases of UIT Shares	$	$

4.	Payments to Contractholders from Policy Owner Services	$	$

5.	Payment to Contractholder Beneficiaries for Claims	$	$

[1+2-3-4-5]		$	$

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SCHEDULE G - PART IV

QUARTERLY SETTLEMENT REPORT

	Previously Reported	Actual Quarter	True Up

Weekly Settlement Reconciliation
1 Premiums

UIT Sales and Purchases
2 Customer Transfers (Net)

3 Redemption of Shares for Surrender Charges

4 Redemption of Shares for Rider Fees and Loads

5 Corrections and Gain/Loss

Payments to Contractholders and Beneficiaries
6 Surrenders and Withdrawals

7 Return of Premium-Freelooks

8 Death Benefits (Standard and Enhanced)

9 Net (+1 +/-2 +3+4+/-5-6-7-8)

Monthly Settlement Reconciliation
10 Mortality & Expense Charges

11 Premium Taxes

12 Expense Factor

13 Ceded Reinsurance Premium

14 Ceded Reinsurance Benefits/Recoverable

15 Commissions and other Fees or Compensation Paid

16 Insolvency Fund or Similar Assessments Paid

17 Extra Contractual Liabilities Paid

18 Other

19 Net (+10-11-12-13+ 14-15-16-17+/-18)

20 Quarterly Settlement (9+19)

MODCO Adjustment Reconciliation
21 Beginning Separate Account Reserves

22 UIT Sales and Purchases (+/-2 +3+4+/-5)

23 Mortality & Expense Charges (10)

24 UIT Appreciation

25 Ending Separate Account Reserves (+21-22-23+/-24)

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